                                                                Exhibit (b)(1)

                          COMMITMENT LETTER
3rd July 1999

Koninklijke Numico N.V.,
Attention:  Messrs J.C.T. van der Wielen and P.T. van Randwijk,
Rokkeveenseweg 49,
2712 PJ ZOETERMEER


Dear Sirs,

EURO 2,600,000,000 ACQUISITION FACILITY ("FACILITY") - COMMITMENT LETTER

1.       COMMITMENT TERMS

You have advised us that you, Koninklijke Numico N.V., ("NEPTUNE"), wish to establish the Facility, the proceeds of which would be used by you or one of your subsidiaries (the "BUYER") to finance the acquisition of General Nutrition Companies Inc. (the "TARGET") by way of tender offer (the "TENDER") followed by a merger (the "MERGER"), to refinance existing indebtedness of the Target and its subsidiaries and for general corporate purposes. ABN AMRO Bank N.V. and JP Morgan Securities Ltd. (together the "ARRANGERS" and each an "ARRANGER") are pleased to inform you of our commitment to provide the entire amount of the Facility, on a several basis, as follows:

ABN AMRO Bank N V             - Euro 1,300,000,000
JP Morgan Securities Ltd.     - Euro 1,300,000,000

subject to the terms and conditions described in this letter (the "LETTER") and the attached Terms and Conditions (the "TERM SHEET"). This Letter should be read in conjunction with the fee letter of even date herewith (the "FEE LETTER"). This Letter, the Term Sheet and the Fee Letter are referred to collectively as the "DOCUMENTS".

2.       CONDITIONS PRECEDENT AND REFINANCING

The Arrangers' commitment is subject to:

                  (a) the preparation, execution and delivery of mutually acceptable financing documentation, incorporating, INTER ALIA, the terms and conditions outlined in the Term Sheet;

                  (b) the conditions precedent outlined in the Term Sheet (except paragraphs g and h of such conditions precedent);

Koninklijke Numico N.V.
3rd July 1999
Page 2

                  (c) the absence, in the opinion of the Arrangers, of a change in the business condition (financial or otherwise), operations, performance or prospects of you and your subsidiaries taken as a whole since 3lst December, 1998 that would have a material adverse effect on the ability of Neptune to perform its financial obligations;

                  (d) the absence, in the opinion of the Arrangers, of a material adverse change in the business condition (financial or otherwise), operations, performance or prospects of Goldfish and its subsidiaries taken as a whole since 3lst December, 1998 where this gives Neptune or the Merger Sub the right to terminate the Merger Agreement (as defined in the Term Sheet);

                  (e) the accuracy and completeness of all representations and warranties that you or the Buyer make to the Arrangers or Lenders (as defined below) and all information that you or the Buyer furnish to the Arrangers or Lenders (as defined below) and your compliance with the terms of the Documents;

                  (f) the delivery to the Arrangers of satisfactory evidence of any required "positive advice" prior to execution of this Letter by Neptune's Work Council of the Tender, the Merger, the Facility and the execution and performance by Neptune and all other Obligors (as the latter term is defined in the Term Sheet) of the Documents and any required consultation in accordance with Chapter 2 of the Dutch Merger Code ("SER-besluit Fusiegedragsregels"); and

                  (g) the delivery to the Arrangers of an equity and convertible bond mandate letter duly executed by or on behalf of Neptune (on such terms and conditions as shall have been approved by the Arrangers in their absolute discretion) appointing each of the Arrangers or such of its respective affiliates as the relevant Arranger may nominate as the sole joint arrangers on any refinancing of the Facility by way of the issue of equity and subordinated convertible bonds.

3.       SYNDICATION

         3.1 You hereby agree that the Arrangers (or their affiliates) shall act as sole arrangers for the Facility.

         3.2 The Arrangers reserve the right at any time to syndicate (PRO RATA in proportion to the commitment of each) part of their several commitments to one or more other financial institutions (such institutions being collectively referred to as the "LENDERS") and, in the event they exercise such right, the Arrangers intend to commence such syndication promptly prior to signing the financing documentation following announcement of the Tender. The choice of Lenders shall be at the sole discretion of the Arrangers but (subject thereto) the Arrangers shall consult with Neptune as to such choice and shall take account of its comments.

Koninklijke Numico N.V.
3rd July 1999
Page 3

         3.3 The Arrangers will manage all aspects of the syndication in consultation with you, including the timing of all offers to potential Lenders, the acceptance of commitments, and the determination of the amounts offered and the compensation provided. You agree to take all action and provide all information as either Arranger may reasonably request to assist it in forming a syndicate (including making your senior management and representatives available at meetings with potential Lenders) and to use all reasonable efforts to ensure that the syndication efforts benefit from your banking relationships.

         3.4 To ensure an orderly and effective syndication of the Facility, you agree that until the termination of the syndication (as determined by the Arrangers), you (and your affiliates) will not announce, syndicate or issue any syndicated bank loan facility (including, without limitation, the establishment of a series of bilateral arrangements) or debt securities in the international banking or capital markets, without the prior written consent of the Arrangers.

         3.5 Without prejudice to the conditions precedent noted in paragraph 2 of this Letter, the Arrangers are entitled, after consultation with you, to change the structure, terms and pricing of the Facilities (but not the amount) if, in the sole opinion of the Arrangers, the syndication has not been completed and the Arrangers determine that the changes are advisable in order to ensure a successful syndication of the Facility. The Arrangers' commitment to lend under this letter and the financing documentation is subject to your agreement to any such change made under this paragraph.

         3.6 The Arrangers will determine when syndication has terminated in their sole discretion.

4.       COMMITMENT TERMINATION

         Each Arranger's commitment set forth in this Letter will terminate on the earlier of (a) the termination of the Merger Agreement and (b) three months from the signing of the Merger Agreement or (if the proviso to Section 7.1(b) of the Merger Agreement applies) three months plus a further 30 days from the signing of the Merger Agreement unless the financing documentation for the Facility is signed on or before such date. The provisions of the Fee Letter and Paragraphs 5, 6 and 7 shall survive the expiration or termination of this Letter.

5.       INDEMNIFICATION

         5.1 Whether or not the Facility is consummated (and regardless of the reason therefor) you hereby indemnify and agree to hold harmless each Arranger, each Lender and in each case each of their respective affiliates and each of their respective officers, directors, employees, agents, advisers and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, properly incurred fees and disbursements of counsel), joint or several, that may be incurred by or asserted or

Koninklijke Numico N.V.
3rd July 1999
Page 4

awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defence with respect thereto, arising out of or in connection with or relating to the Documents or the financing documentation or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Facility, whether or not such investigation, litigation or proceeding is brought by you, the Buyer, the Target, any of your, the Buyer's or the Target's affiliates, shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or wilful misconduct. The gross negligence or wilful misconduct of one Arranger will not affect the indemnity given to the other Arranger in the absence of gross negligence or wilful misconduct of that other Arranger.

         5.2 You agree that no Indemnified Party shall have any liability whatsoever to you or the Buyer for or in connection with the transactions referred to above, except to the extent such liability results from such Indemnified Party's gross negligence or wilful misconduct or (in your case only and only where the Indemnified Party is an Arranger) breach of our express obligations under this Letter but save that in those circumstances where liability arises no Indemnified Party shall have any liability to you for loss (whether direct or indirect) of profits, business or anticipated savings or for any indirect or consequential loss whatsoever.

6.       CONFIDENTIALITY/INFORMATION

         6.1 You agree that the Documents (and any Lenders' commitments) are for your confidential use and benefit only and may not be relied on by any other person and their existence and terms may only be disclosed by you to your officers, employees and advisers, and then only on a "need to know" basis in connection with the transactions contemplated thereby and on a confidential basis or (subject as follows) as required by law. Following the appointment of the Arrangers you may (a) freely disclose each Arranger's identity as an arranging bank, (b) (subject to our agreement as to the form and content of such description) describe this Letter and the commitments contained in this Letter in the Tender Documents and (c) (subject as follows) make such other disclosures as are required by law but you agree that no other announcements regarding the Document or the Facility will be made without our prior written consent. Where disclosure is required by law, you shall consult with the Arrangers before making such disclosure and take account of their comments where this is permissible and reasonably practicable but you shall in any event notify us of such disclosure after it is made.

         6.2 You represent and warrant that (to the best of your knowledge (having made due and careful enquiry) in the case of information relating to Goldfish and its Subsidiaries) (i) all information that has been or will hereafter be made available to the Arrangers, any Lender or any potential Lender by you or any of your subsidiaries or any of your or your subsidiaries'

Koninklijke Numico N.V.
3rd July 1999
Page 5

representatives in connection with the transactions contemplated hereby is and will be true in all material respects and does not and will not omit to state any material fact necessary to make such information, in the light of the circumstances under which such information is provided, not misleading and
(ii) all financial projections provided by you to the Arrangers, any Lender or any potential Lender will be prepared in good faith and based on reasonable assumptions, although we recognise they can be subject to uncertainties as to their realisation and that you make no representation or warranty as to their realisation. You further agree that prior to the execution of definitive documentation (and subject thereto) you will ensure that all such information is updated when required so that it remains correct in all material respects and up to date. The Arrangers will not verify, and will rely on, the accuracy of all information that you provide.

         6.3 The Arrangers will treat Information provided to them by you as confidential subject to the following terms. "Information" refers to any and all non-public financial, technical, commercial or other information concerning the business and affairs of Neptune or the Target (whether prepared by Neptune, your advisers or otherwise) that is provided to the Arrangers, by or on behalf of Neptune, on or after the date hereof, but does not include (a) Information which was already in either of the Arranger's possession on a non-confidential basis prior to the date hereof; (b) Information which is or hereafter becomes generally available to the public other than as a result of a disclosure by the Arrangers in violation of this Letter; or (c) Information obtained by the Arrangers from a third party which the Arrangers are unaware has been obtained by such third party in violation of any obligation to Neptune or any of its affiliates with respect to such Information, which may be owed by that party.

         Notwithstanding anything to the contrary contained herein, it is understood that the Arrangers may disclose the Information or portions thereof
(a) at the request of any regulatory, supervisory or governmental authority, institution or department; or (b) under court process or pursuant to statutory requirement; or (c) to an Arranger's auditors, external counsel or accountants, or (d) to affiliates or subsidiaries of an Arranger, subject to such affiliates or subsidiaries agreeing to be bound by a confidentiality agreement on substantially the same terms as those set forth in this paragraph 6.3.

         The confidentiality obligation owed to you shall expire after a period of 12 months from the date when the Information is provided to the Arrangers, or where superseded by a similar obligation within definitive financing documentation.

7.       GOVERNING LAW/JURISDICTION/ENTIRE AGREEMENT

         The Documents shall be governed by, and construed in accordance with English law. The parties hereto submit to the non-exclusive jurisdiction of the English courts and waive any defence of inconvenient forum which may be available. You have confirmed your irrevocable appointment of Nutricia Holdings Limited as your agent for service of process and copies of acceptance letters should be attached to this Letter when returned to us. The Documents set forth the entire agreement between the parties with respect to the matters addressed

Koninklijke Numico N.V.
3rd July 1999
Page 6

therein and supersede all prior communications, written or oral, with respect thereto and may only be modified in writing.

         Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Letter AND the Fee Letter and returning them, together with the fees then payable under the Fee Letter, to ABN AMRO Bank N.V., (fax:
+31-20-628 7365, Attention: Matthijs Mondria) and JP Morgan Securities Ltd. (fax: +44-171 325 8253, Attention: Cyril Tramon) at or before 5 p.m. (Dutch time) on 6th July, 1999, the time at which the commitment offer of the Arrangers set forth above (if not so accepted prior thereto) will expire.

         If you elect to deliver the above documents by facsimile (which shall be effective upon receipt), please arrange for the executed originals to follow by next-day courier.

Yours faithfully,

ABN AMRO BANK N.V.


By:  /s/
    ----------------------------------
Title:
      --------------------------------


JP MORGAN SECURITIES LTD.



By:  /s/
    ----------------------------------
Title:
      --------------------------------


ACCEPTED AND AGREED

this 3rd day of July, 1999

Koninklijke Numico N.V.

By:  /s/ Johannes C.T. van der Wielen
     ----------------------------------------------
Title:    President and Chief Executive Officer
       --------------------------------------------

                                   PROJECT SEA

                           EURO 2,600,000,000 FACILITY

                          INDICATIVE TERMS & CONDITIONS


Borrowers:                              Neptune and the Merger Sub as defined in
                                        the Merger Agreement.

Guarantors:                             Neptune and its Material Subsidiaries
                                        and (subject to and immediately on
                                        completion of the Merger) Goldfish and
                                        its Material Subsidiaries. The
                                        Guarantors will guarantee on a joint and
                                        several basis.

Facility Amount:                        Euro 2,600,000,000 by way of 364-day
                                        bullet revolving credit facility.

Facility Description:                   Euro denominated term and revolving
                                        credit facilities available for drawing
                                        in US$ and EURO or any freely available
                                        Eurocurrency.

Facility Purpose:                       To finance the acquisition of Goldfish
                                        for general corporate purposes and to
                                        refinance existing borrowings of
                                        Goldfish and/or Neptune Euro
                                        1,050,000,000 of the Facility is a
                                        bridge to an issue of Euro 1,050,000,000
                                        of ordinary shares and subordinated
                                        convertible bonds (with a minimum of
                                        Euro 450,000,000 of ordinary shares),
                                        together the "Equity Package".

 Final Maturity Date:                   364 days from signing of the Facility
                                        Agreement.

 Availability:                          Upon satisfaction of conditions
                                        precedent and subject to no actual or
                                        potential Event of Default and upon a
                                        minimum of three business days' notice
                                        (or such shorter period as may be
                                        acceptable to the Banks) in the case of
                                        a drawing denominated in Euro or in US$:

                                        available for drawing on a revolving
                                        basis at any time during the life of the Facility.




                                        However, the Facility will not be
                                        available unless the Tender is made and
                                        successfully completed. Drawings will be in minimum amounts of Euro 10,000,000 and in integral multiples of Euro
                                        5,000,000 with the maximum number of
                                        outstanding drawings at any time to be
                                        agreed.

Interest Periods:                       1, 3 or 6 months, at the Borrower's
                                        option, or such periods as the Banks may
                                        agree. Up to seven day periods will be
                                        selected before completion of
                                        syndication.

Interest Rate:                          The Borrower will pay interest at the
                                        London Interbank Offered Rate ("LIBOR")
                                        or EURIBOR, plus the Applicable Margin
                                        and any applicable ECB costs. LIBOR will
                                        be set by reference to Telerate page
                                        3750, or if not available, by Reference
                                        Banks.

Arrangers:                              ABN-Amro and J.P. Morgan Securities Ltd.

Applicable Margin:                      100 bppa until 31 December, 1999.

                                        To the extent that the Equity Package
                                        has not been completed by 31 December,
                                        1999, the Margin will be LIBOR plus 150
                                        bppa.

                                        Default margin will be 1% above the
                                        Interest Rate set out above.

Interest Payment:                       Interest will be payable at the end of
                                        each Interest Period and will be
                                        calculated on the basis of the actual
                                        number of days elapsed in a year of 360
                                        days. If the Interest Period is longer
                                        than six months, then accrued interest
                                        will be paid on the last day of each
                                        successive period of six months.

Commitment Fee:                         50% of the Applicable Margin payable
                                        quarterly in arrears.




Voluntary Prepayment:                   Upon 5 business days' written notice, a
                                        Borrower may prepay penalty all or part
                                        of the Facility at any time. Prepayments
                                        will be made in a minimum amount of Euro
                                        50,000,000 and integral multiples of
                                        Euro 5,000,000. If the prepayment takes
                                        place otherwise than at the end of an
                                        Interest Period, the Borrower will be
                                        responsible for breakage costs, if any.

Mandatory Prepayment:                   Mandatory prepayment of the full net
                                        (i.e. after expenses) proceeds will be
                                        required from:

                                        (a) The raising of any funds in the
                                            international debt and/or equity capital
                                            markets (including under the Equity
                                            Package);

                                        (b) The raising of any funds in the loan
                                            market (subject to any agreed
                                            exceptions); and/or

                                        (c) Until such time as Total Debt/EBITDA
                                            is below 2.5 the sale of any assets in
                                            aggregate exceeding Euro 50,000,000,

                                        in each case including Neptune's
                                        Subsidiaries which shall include
                                        Goldfish or any of its subsidiaries or
                                        (if appropriate) subsidiary undertakings but only after the Merger is completed.

Cancellation:                           Upon 3 business days' written notice,
                                        the Borrowers may cancel without penalty
                                        all or part of the undrawn Facility. No
                                        amount cancelled may be redrawn

Conditions Precedent:                   Customary for facilities of this type,
                                        including, but not limited to:

                                        (a) A certified copy of the
                                            constitutional documents of the
                                            Obligors;

                                        (b) Copies of relevant board resolutions
                                            of the Obligors;

                                        (c) Copies of relevant consents and
                                            authorisations;

                                        (d) Satisfactory legal opinions;




                                        (e) There shall have been validly
                                            tendered to Neptune sufficient common
                                            stock of Goldfish to complete successfully
                                            the Tender (being a majority of the
                                            outstanding shares of Goldfish on a
                                            fully diluted basis), all conditions to
                                            the purchase set forth in the Tender
                                            Documents shall have been satisfied
                                            without waiver or amendment (except with
                                            the prior written consent of the Arrangers
                                            where any such waiver relates to a
                                            material provision or such amendment
                                            is material), there was no right of
                                            Neptune or the Merger Sub to
                                            terminate the Merger Agreement (or
                                            the Arrangers have given their prior
                                            written consent to such right not
                                            being exercised) and Neptune shall
                                            have accepted for purchase all such
                                            tendered common stock;

                                        (f) If required, approval of the
                                            Tender at a general meeting of
                                            shareholders of Neptune together with
                                            approval of the increase in Neptune's
                                            share capital and the increase in
                                            Neptune's limit on borrowings
                                            contained in its Articles of
                                            Association, in all cases only to the
                                            extent necessary to implement the
                                            Tender;

                                        (g) The absence, in the opinion of
                                            the Arrangers, of a change in the
                                            business condition (financial or
                                            otherwise), operations, performance
                                            or prospects of Neptune and its
                                            Subsidiaries taken as a whole since
                                            31 December, 1998 which would have a
                                            material adverse affect on the
                                            ability of Neptune to perform its
                                            financial obligations;

                                        (h) The absence, in the opinion of
                                            the Arrangers, of a material adverse
                                            change in the business condition
                                            (financial or otherwise), operations,
                                            performance or prospects of Goldfish
                                            and its Subsidiaries taken as a whole
                                            since 31 December, 1998 where this
                                            gives Neptune or the Merger Sub the
                                            right to terminate the Merger
                                            Agreement;

                                        (i) Board approval for the Equity
                                            Package (and the announcement of the
                                            intention to issue the Equity Package
                                            in the Press Release);




                                        (j) If required, evidence that all
                                            governmental approvals and regulatory
                                            and/or tax rulings have been obtained
                                            for the Tender;

                                        (k) A copy of all Tender Documents
                                            and confirmation that there have been
                                            no amendments or waivers requiring
                                            the approval of the Arrangers in
                                            relation thereto;

                                        (l) A certificate from the finance
                                            director of each Obligor that full
                                            utilisation of the Facility will not
                                            breach any of that Obligor's
                                            borrowing limits;

                                        (m) Accuracy of representations and
                                            warranties;

                                        (n) Compliance with applicable legal
                                            requirements including the Dutch
                                            Works Council Act ("Wet op de
                                            ondernemingsraden"), the Dutch
                                            Competition Act ("Wet economische
                                            mededinging") and US Regulations U
                                            and X and compliance with the Dutch
                                            Merger Code ("SER-besluit
                                            Fusiegedragsregels"); and

                                        (o) The delivery of duly executed
                                            guarantees in favour of the Banks by
                                            each of Neptune and its Material
                                            Subsidiaries.

Representations and Warranties:         Customary for facilities of this type,
                                        at signing, and to be repeated where
                                        appropriate on drawdown and on the first
                                        day of each interest period, including,
                                        but not limited to:

                                        (a) The Obligors are duly constituted
                                            and validly existing, and have the
                                            power to enter into and comply with
                                            the Finance and Tender Documents;

                                        (b) All relevant authorisations and
                                            consents have been obtained;

                                        (c) Execution and performance of the
                                            Finance Documents and the Tender
                                            Documents will not conflict with
                                            laws, other agreements, contracts and
                                            constitutional documents of any of
                                            the Obligors;





                                        (d) All necessary consents,
                                            authorisations and approvals etc.
                                            that are required for the performance
                                            of the Obligors' obligations under
                                            the Finance Documents and the Tender
                                            Documents, the Tender and the
                                            transaction generally and for the
                                            business, have been or will be
                                            obtained and are in full force where
                                            their absence would have a Material
                                            Adverse Effect;

                                        (e) The Obligors shall use all
                                            reasonable endeavours to cause the
                                            Merger to be completed at the
                                            earliest practicable time once a
                                            majority of the outstanding shares in
                                            Goldfish on a fully diluted basis has
                                            been acquired pursuant to the offer;

                                        (f) The full utilisation of the
                                            Facility and the grant of the
                                            guarantees will not contravene any
                                            borrowing limitation on any of the
                                            Obligors, nor any law or agreement;

                                        (g) Obligations of the Obligors in
                                            relation to the Facility are legally
                                            valid, binding and enforceable;

                                        (h) No breach by the Obligors of any
                                            applicable laws and regulations or
                                            any agreements, which could have a
                                            Material Adverse Effect;

                                        (i) No actual or potential Event of
                                            Default;

                                        (j) Neptune's audited 1998/1999
                                            financial statements ("Neptune's
                                            Original Financial Statements") were
                                            prepared in accordance with Dutch
                                            GAAP and present a true and fair view
                                            of the Group's financial condition at
                                            the date to which they were drawn up;

                                        (k) No change in the business
                                            condition (financial or otherwise),
                                            operations, performance or prospects
                                            of Neptune and its Subsidiaries
                                            (which shall include Goldfish and its
                                            Subsidiaries after completion of the
                                            Tender) taken as a whole since 31
                                            December 1998 which would have a
                                            Material Adverse Effect;

                                        (l) No litigation or other
                                            proceedings current, pending or
                                            threatened which will restrain
                                            performance of obligations under the
                                            Facility or would or is reasonably
                                            likely to have a Material Adverse
                                            Effect;



                                        (m) No proceedings current, pending
                                            or threatened for the winding-up of
                                            Neptune or any Material Subsidiary;

                                        (n) The Obligors' respective
                                            obligations under the Finance
                                            Documents will rank at least pari
                                            passu with all their other unsecured
                                            and unsubordinated obligations;

                                        (o) No encumbrances exist over any
                                            assets of any Obligor except for
                                            those disclosed at signing or
                                            permitted as set out below;

                                        (p) No stamp, registration or similar
                                            tax, or registration requirement;

                                        (q) To the best of your knowledge
                                            (having made due and careful enquiry)
                                            in the case of information relating
                                            to Goldfish and its Subsidiaries, the
                                            projections for the combined
                                            businesses supplied to the Banks have
                                            been prepared after taking all due
                                            care and are based on reasonable
                                            assumptions and all information
                                            contained in the Information
                                            Memorandum is and will be true in all
                                            material respects and does not and
                                            will not omit to state any material
                                            fact necessary to make such
                                            information, in the light of the
                                            circumstances under which such
                                            information is provided, not
                                            misleading and all forecasts and
                                            projections have been prepared after
                                            taking due care and are based on
                                            reasonable assumptions but with no
                                            representation or warranty as to
                                            their realisation;

                                        (r) Year 2000 compliance;

                                        (s) Compliance with laws and
                                            regulation, including ERISA and
                                            environmental matters; and

                                        (t) Neither Neptune nor the Merger Sub
                                            has:

                                             -  Varied or waived any term of
                                                the Tender (except where the
                                                variation is not material or
                                                the waiver is not of a material
                                                term);




                                             -  Treated any condition of the
                                                Tender as having been waived or
                                                failed to exercise any right to
                                                terminate the Merger Agreement;

                                             -  Increased the cash portion of
                                                consideration offered to Goldfish
                                                stockholders above the figure
                                                agreed between Neptune and the
                                                Banks; or

                                             -  Changed the way in which the
                                                consideration is funded.

                                        This is subject to any agreed exceptions applying for a period of 60 days after completion of the Tender to these representations and warranties as they relate to Goldfish and its Subsidiaries.

Undertakings:                           Customary for facilities of this type,
                                        with respect to the Borrower(s) and its
                                        subsidiaries, including but not
                                        limited to:

                                        UNDERTAKINGS AS TO INFORMATION

                                        (i)   Delivery of audited annual
                                              accounts (for Neptune and Group) as
                                              soon as available, and in any event
                                              within 120 days after the end of each
                                              financial year;

                                        (ii)  Delivery of six-monthly
                                              financial information (the Group and
                                              (if produced) for Neptune) as soon as
                                              available, and in any event within 90
                                              days;

                                        (iii) Prompt notification of any actual or
                                              potential Event of Default;

                                        (iv)  Prompt notification of material
                                              litigation;

                                        (v)   Delivery of such other
                                              information as the Banks may
                                              reasonably request;

                                        (vi)  Certificates as to compliance
                                              with financial covenants; and

                                        (vii) Delivery of agreed form
                                              adjusted financials for the purposes
                                              of the financial covenants and
                                              further reconciliation statements for
                                              the purposes of the financial
                                              covenants if Dutch GAAP changes.



                                        GENERAL UNDERTAKINGS (TO BE GIVEN BY EACH
                                        OBLIGOR)

                                        (i)    The Obligors' payment obligations
                                               under this Facility will rank equally
                                               and rateably with all other unsecured
                                               and unsubordinated indebtedness;

                                        (ii)   Negative Pledge: Neither any
                                               Obligor nor any Material Subsidiary
                                               shall create or have outstanding any
                                               security or other encumbrance on or
                                               over any of its assets to secure any
                                               of its present or future borrowings
                                               except as may be agreed;

                                        (iii)  No guarantees to third parties
                                               (subject to any agreed exceptions);

                                        (iv)   No disposal by sale, transfer,
                                               lease or otherwise of all or any part
                                               of its assets, except in the ordinary
                                               course of trading or at arm's length
                                               and on normal commercial terms or as
                                               agreed by the Majority Banks;

                                        (v)    Except as agreed by the Majority
                                               Banks (such consent not to be
                                               unreasonably withheld or delayed), no
                                               acquisitions of companies or shares
                                               in companies or businesses or parts
                                               of businesses (subject to an
                                               exception of Euro 150,000,000 in
                                               aggregate for all such acquisitions
                                               (prior to completion of the Equity
                                               Package) and Euro 250,000,000 in
                                               aggregate for all such acquisitions
                                               (thereafter whether such acquisitions
                                               are made before, on or after the
                                               Completion of the Equity Package));

                                        (vi)   No material change in the nature
                                               of any Obligors' or any Material
                                               Subsidiary's business;

                                        (vii)  Maintaining compliance with all
                                               relevant laws and regulations in all
                                               material respects;

                                        (viii) Neptune will provide a copy of
                                               the Tender Documents to the Arrangers
                                               in sufficient time for the Arrangers
                                               to comment on them before they are
                                               dispatched to Neptune shareholders or
                                               Goldfish stockholders or filed or
                                               otherwise made available;


                                      9




                                        (ix)  Neptune will keep the Agent
                                              informed of all material developments
                                              in relation to the Tender or the
                                              Equity Package;

                                        (x)   Neptune will co-operate fully
                                              with the Arrangers in the syndication
                                              process to ensure a successful
                                              outcome;

                                        (xi)  Maintenance of proper insurance;

                                        (xii) No additional Financial
                                              Indebtedness ( in excess of an amount
                                              equal to the aggregate of (a) Euro
                                              100,000,000 (or its equivalent in any
                                              other currency) in aggregate and (b)
                                              the amount of any subordinated
                                              convertible bonds forming part of the
                                              Equity Package) shall be incurred (or
                                              agreed to be incurred) by any Obligor
                                              or any other member of the Group
                                              until the Equity Package is completed
                                              and at any time whilst Total
                                              Debt/EBITDA is below 3.

Financial covenants:                    EBITDA/net interest expense shall at all
                                        times be at least 4x.

                                        Covenants to be tested every six
                                        months with reference to the most
                                        recent published accounts on a
                                        twelve-month rolling basis.

Events of Default:                      Events of Default shall include, but not
                                        be limited to, the following:

                                        (a) Non-payment of principal or interest
                                            on its due date;

                                        (b) Breach of representation or warranty
                                            when made or deemed repeated;

                                        (c) Breach of undertaking, which, where
                                            capable of remedy, is not remedied
                                            within 10 Business Days. Undertakings
                                            relating to the conduct of the Tender will
                                            carry no grace period;


                                       10





                                        (d) Any Financial Indebtedness of
                                            Neptune or its Subsidiaries exceeding
                                            (in aggregate) Euro 10,000,000 (or
                                            its equivalent in any other currency)
                                            becomes due and payable or capable of
                                            being declared due and payable before
                                            its normal maturity, or is not paid
                                            when due or within any applicable
                                            grace period;

                                        (e) Insolvency, winding up or
                                            enforcement proceedings of or against
                                            Neptune or any of its Material
                                            Subsidiaries, provided that such
                                            proceedings are not frivolous or
                                            vexatious;

                                        (f) It is or becomes unlawful for any
                                            Obligor to comply with its
                                            obligations under the Facility;

                                        (g) Litigation is current, pending or
                                            threatened against Neptune or any of
                                            its Subsidiaries which will restrain
                                            performance of obligations under the
                                            Facility or would have or is
                                            reasonably likely to have a Material
                                            Adverse Effect;

                                        (h) Neptune or any of its Material
                                            Subsidiaries is unable to pay its
                                            debts as and when they fall due;

                                        (i) Any change in the business
                                            condition (financial or otherwise),
                                            operations, performance or prospects
                                            of Neptune and its Subsidiaries
                                            (which shall include Goldfish and its
                                            Subsidiaries after completion of the
                                            Tender) taken as a whole since 31
                                            December 1998 having a Material
                                            Adverse Effect;

                                        (j) Any change in control of Neptune
                                            before or after the Tender;

                                        (k) Any of the Finance Documents
                                            ceases to be valid obligations of any
                                            Obligor; and/or

                                        (l) Any approvals or authorisations
                                            cease to be in full force and effect.

                                        Goldfish and its Subsidiaries to be
                                        excluded from the effect of Events of
                                        Default (b), (c), (d), (g) and (l)
                                        for a period of 60 days after the
                                        completion of the Tender.

                                   11




Documentation:                          The documentation will be market
                                        standard for transactions of this
                                        type and will include provisions for,
                                        inter alia, the following:

                                        (a) Changes in circumstances,
                                            including illegality and increased
                                            costs; and

                                        (b) The ability of a Bank freely to
                                            transfer its rights and obligations
                                            without the consent of the
                                            Borrower(s).

Taxation:                               All payments of principal, interest
                                        and fees will be made free and clear
                                        of any deductions or withholdings,
                                        levied either presently or in the
                                        future. If a deduction or withholding
                                        is required the Borrowers will gross
                                        up the payment.

Amendments and Waivers:                 Amendments to the Facility Agreement
                                        will require the approval of the
                                        Majority Banks except for the
                                        following items, which will require
                                        the consent of all of the Banks:

                                        (a) Extension of the Final Maturity Date;

                                        (b) Any change in the Interest Rate,
                                            Applicable Margin or Commitment Fee;

                                        (c) Alteration of the date of payment
                                            of any sum;

                                        (d) Any increase in the Facility Amount;

                                        (e) Any change in the definition of
                                            Majority Banks; and

                                        (f) Any change to the amendment clause.

Syndication Strategy and the Role of
Neptune:                                Neptune will provide the Arrangers
                                        with the necessary assistance during
                                        syndication. Neptune's assistance
                                        will include Neptune providing all
                                        requested information for the
                                        Information Memorandum, making
                                        management presentations and (if
                                        necessary) hosting site visits in
                                        addition to assisting with answering
                                        banks' questions. Neptune will
                                        co-operate fully with the Arrangers
                                        to ensure the participation of banks
                                        in syndication.

                                        The Arrangers reserve the right to
                                        launch syndication at any time
                                        following the announcement of the
                                        Tender.

                                      12




Market Conditions:                      The Arrangers will use all reasonable
                                        efforts to complete the syndication
                                        on the terms and conditions contained
                                        herein. Subject to the Facility
                                        Amount remaining unchanged, the
                                        Arrangers shall be entitled to change
                                        the pricing, terms or structure of
                                        the Facility if the Arrangers
                                        determine that such changes are
                                        advisable in order to ensure a
                                        successful syndication of the
                                        Facility.

                                        The provisions in this paragraph
                                        shall not be superseded by the terms
                                        of the Facility Agreement (but shall
                                        be documented in a separate side
                                        letter) and shall remain in full
                                        force and effect until syndication
                                        has been completed in a manner
                                        satisfactory to the Arrangers.

Clear Market:                           During the period between the award
                                        of the mandate and close of
                                        syndication of the Facility, neither
                                        Neptune nor its subsidiaries will
                                        launch into the market or syndicate
                                        any bank or bond financing, or enter
                                        into discussions with other debt
                                        providers, without the prior consent
                                        of the Arrangers. All existing
                                        mandates shall be cancelled.

Facility Agent:                         ABN-Amro.

Indemnification:                        The Borrowers will indemnify the
                                        Banks against all losses,
                                        liabilities, claims, damages, or
                                        expenses relating to their loans, the
                                        Borrowers' use of loan proceeds or
                                        the commitments, including but not
                                        limited to reasonable lawyers' fees
                                        and settlement costs (except such as
                                        a result from the indemnitee's gross
                                        negligence or wilful misconduct).

Expenses:                               All costs and expenses, including
                                        legal fees of counsel acting on
                                        behalf of the Arrangers (in all
                                        cases) and (after an actual Event of
                                        Default) the Banks, reasonably
                                        incurred in connection with the
                                        arrangement and syndication of the
                                        Facility or in protecting their
                                        rights, will be for the account of
                                        the Borrowers.

Counsel to Lenders:                     Slaughter and May, Nauta Dutilh and
                                        Simpson Thacher & Bartlett.

Governing Law:                          English law.





Jurisdiction:                           The Obligors will submit to the
                                        non-exclusive jurisdiction of the
                                        courts of England.

Definitions:                            "Acquisition" shall mean the proposed
                                        acquisition by Neptune of all the
                                        common stock in Goldfish by means of
                                        the Tender and the Merger.

                                        "Finance Documents" shall mean the
                                        Facility Agreement and the fee
                                        letters.

                                        "Financial Indebtedness" shall mean:

                                        (a) any indebtedness for monies
                                            borrowed and debit balances at banks;

                                        (b) any indebtedness (actual or
                                            contingent) under guarantee, bond,
                                            security, indemnity or other
                                            commitment designed to assure any
                                            creditor against loss in respect of
                                            any Financial Indebtedness of any
                                            third party (including, without
                                            limitation, the subordinated
                                            convertible bonds forming part of the
                                            Equity Package);

                                        (c) any indebtedness under any acceptance
                                            credit;

                                        (d) any indebtedness under any
                                            debenture, note, bill of exchange or
                                            commercial paper;

                                        (e) any indebtedness for money owing
                                            in respect of any interest rate swap
                                            or cross-currency swap or forward
                                            sale or purchase contract or other
                                            form of interest or currency hedging
                                            transaction;

                                        (f) any payment obligations under finance
                                            leases; or

                                        (g) any other liability (actual or
                                            contingent) in connection with
                                            amounts raised under any other
                                            transaction having the commercial
                                            effect of a borrowing or raising of
                                            money.

                                        "Group" shall mean Neptune and all
                                        its subsidiaries and (where
                                        appropriate) subsidiary undertakings
                                        (including Goldfish and its
                                        subsidiaries and subsidiary
                                        undertakings after the Tender).

                                 14




                                        "Information Memorandum" shall mean
                                        the information memorandum prepared
                                        for the purpose of syndication of the
                                        Facility.

                                        "Majority Banks" shall mean at least
                                        66.66% of the Banks by reference to
                                        total commitments at the relevant
                                        time.

                                        "Material Adverse Effect" shall mean
                                        a material adverse effect on the
                                        ability of any Obligor to perform its
                                        obligations under the Finance
                                        Documents.

                                        "Material Subsidiary" shall mean any
                                        Subsidiary of Neptune whose
                                        consolidated turnover or gross assets
                                        represent 5% or more of the
                                        consolidated turnover or gross assets
                                        of the Group or which is a principal
                                        brand-owning subsidiary except that
                                        in the case of the subsidiaries of
                                        Neptune required to provide a
                                        guarantee as a condition precedent to
                                        the first drawdown under the Facility
                                        only Material Subsidiary shall mean
                                        each of the principal holding
                                        companies and each of the principal
                                        brand-owning companies of Neptune's
                                        Subsidiaries.

                                        "Merger Agreement" shall mean the
                                        merger agreement between Neptune, the
                                        Merger Sub and Goldfish and relating
                                        to the Tender and the Merger executed
                                        no later than 6th July, 1999 in or
                                        substantially in the last form
                                        provided to the Arrangers and dated
                                        6/30/99 (a copy of which has been
                                        initialled by or on behalf of the
                                        Banks for identification) or in any
                                        other form provided to the Arrangers
                                        to which they have given their
                                        written consent.

                                        "Obligors" shall mean the Guarantors
                                        and the Borrowers.

                                        "Press Release" shall mean the first
                                        public announcement by Neptune in
                                        connection with the Tender.

                                        "Subsidiary" shall have the meaning
                                        given to it in the Merger Agreement.

                                        "Tender" shall mean the tender by
                                        Neptune for all the common stock in
                                        Goldfish at a price per share not
                                        exceeding US$ 25 (unless the prior
                                        written consent of the Banks has been
                                        obtained).

                                   15




                                        "Tender Documents" shall mean the
                                        Press Release and any subsequent
                                        press release by Neptune relating to
                                        the Tender, the Merger Agreement and
                                        the offer document addressed to
                                        Goldfish stockholders.


This offer is open for acceptance and will expire an 6th July, 1999, unless extended by mutual consent.

/s/                                          /s/
-----------------------------------          --------------------------------
for and on behalf of                          for and on behalf of


J.P. MORGAN SECURITIES LTD.                   ABN-AMRO BANK N.V.

Agreed and accepted by

/s/
-----------------------------------
For and on behalf of
Neptune


July, 1999







                                    17